Exhibit 99.1

M/I Homes Reports
First Quarter Results

Columbus, Ohio (April 28, 2011) - M/I Homes, Inc. (NYSE:MHO) announced results for the first quarter ended March 31, 2011.

2011 First Quarter Results:

•	Adjusted pre-tax loss from operations of $5.9 million

•	Net loss of $17.0 million

•	Seventh consecutive quarter of positive adjusted EBITDA

•	Homes delivered down 8%

•	New contracts down 15%

•	Cash balance of $127 million; includes $80 million of unrestricted cash

•	Net debt to net capital ratio of 33%

For the 2011 first quarter, the Company reported a net loss of $17.0 million, or $0.92 per share, compared to a net loss of $8.3 million, or $0.45 per share during the first quarter of 2010. The current quarter loss consists of a $5.9 million adjusted pre-tax operating loss and $11.1 million of asset impairments. The prior year first quarter loss was comprised primarily of a $4.9 million adjusted pre-tax operating loss and $3.2 million of asset impairments.

New contracts and homes delivered for the first quarter of 2011 were 654 and 439, down 15% and 8%, respectively, when compared to 2010's first quarter new contracts and homes delivered. The Company's cancellation rate was 16% in the first quarter of 2011 compared to 18% in 2010's first quarter. Backlog of homes at March 31, 2011 had a sales value of $188 million, with an average sales price of $252,000 and backlog units of 747. At March 31, 2010 backlog sales value was $247 million, with an average sales price of $264,000 and backlog units of 936. M/I Homes had 111 active communities at March 31, 2011 compared to 109 at March 31, 2010 and 110 at December 31, 2010.

Robert H. Schottenstein, Chief Executive Officer and President, commented, “Housing conditions remained challenging during the first quarter as demand for new homes continued to be impacted by sluggish employment growth and uncertain macroeconomic conditions. Our financial results for the first quarter of 2011 are largely a reflection of our relatively low backlog level at the beginning of the year. We were pleased that we achieved a reduction in our selling, general and administrative expenses in the first quarter of 2011 compared to the year-earlier quarter, had positive cash flow from operations and generated our seventh consecutive quarter of positive adjusted EBITDA. We ended the quarter with $127 million of cash, no outstanding borrowings under our $140 million homebuilding credit facility, and a 33% net debt to net capital ratio. We opened 12 new communities during the quarter and continue to be encouraged by their contribution level. We also continued to diversify our geographic footprint by further expanding our presence in Texas via our previously announced acquisition of the assets of San Antonio based TriStone Homes. While we believe 2011 housing conditions will remain challenging, we are confident in our strategy and market position.”

The Company will broadcast live its earnings conference call today at 4:00 p.m. Eastern Time. To listen to the call live, log on to the M/I Homes' website at mihomes.com, click on the “Investors” section of the site, and select “Listen to the Conference Call.” A replay of the call will continue to be available on our website through April 2012.

M/I Homes, Inc. is one of the nation's leading builders of single-family homes, having delivered over 78,500 homes. The Company's homes are marketed and sold under the trade names M/I Home, Showcase Homes and TriStone Homes. The Company has homebuilding operations in Columbus and Cincinnati, Ohio; Chicago, Illinois; Indianapolis, Indiana; Tampa and Orlando, Florida; Charlotte and Raleigh, North Carolina; the Virginia and Maryland suburbs of Washington, D.C.; Houston and San Antonio, Texas.

Certain statements in this Press Release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks and uncertainties. Any forward-looking statements that we make herein and in future reports and statements are not guarantees of future performance, and actual results may differ materially from those in such forward-looking statements as a result of various factors relating to the economic environment, interest rates, availability of resources, competition, market concentration, land development activities and various governmental rules and regulations, as more fully discussed in the Risk Factors section in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as the same may be updated from time to time in our subsequent filings with the Securities and Exchange Commission. All forward-looking statements made in this Press Release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this Press Release will increase with the passage of time. The Company undertakes no duty to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted.

In this press release, we use the following non-GAAP financial measures: adjusted operating gross margin, adjusted operating gross margin percentage, adjusted pre-tax loss from operations, adjusted EBITDA and adjusted cash flow provided by operating activities. For these measures, we have provided reconciliations to the most comparable GAAP measures along with an explanation of the usefulness of the non-GAAP measure. Please see the “Non-GAAP Financial Results / Reconciliations” table.

Contact M/I Homes, Inc.
Phillip G. Creek, Executive Vice President, Chief Financial Officer, (614) 418-8011
Ann Marie W. Hunker, Vice President, Corporate Controller, (614) 418-8225
Kevin C. Hake, Senior Vice President, Treasurer (614) 418-8227

M/I Homes, Inc. and Subsidiaries
Summary Operating Results (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2011	2010
New contracts	654	765
Average community count	111	105
Cancellation rate	16%	18%
Backlog units	747	936
Backlog value	$188,403	$246,635

Homes delivered	439	479
Average home closing price	$243	$242

Total revenue	$110,570	$119,389
Cost of sales - operations	92,574	98,708
Cost of sales - impairment / other	10,871	3,716
Gross margin	7,125	16,965
General and administrative expense	11,402	12,892
Selling expense	8,654	10,594
Operating loss	(12,931)	(6,521)
Interest expense	4,035	2,141
Loss before income taxes	(16,966)	(8,662)
Expense (benefit) for income taxes	73	(327)
Net loss	(17,039)	(8,335)
Net loss per share	$(0.92)	$(0.45)

Weighted average shares outstanding:
Basic	18,615	18,521
Diluted	18,615	18,521

M/I Homes, Inc. and Subsidiaries
Summary Balance Sheet and Other Information (unaudited)
(Dollars in thousands, except per share and unit amounts)

	As of
	March 31,
	2011	2010
Assets:
Total cash and cash equivalents(1)	$127,029	$133,716
Mortgage loans held for sale	33,182	35,140
Inventory:
Lots, land and land development	258,038	230,243
Land held for sale	—	2,951
Homes under construction	150,286	185,892
Other inventory	35,154	23,581
Total inventory	$443,478	$442,667

Property and equipment - net	15,952	18,650
Investments in unconsolidated joint ventures	10,822	10,376
Income tax receivable	1,162	4,450
Other assets(2)	14,117	15,992
Total Assets	$645,742	$660,991

Liabilities:
Debt - Homebuilding Operations:
Senior notes	$238,711	199,488
Notes payable - other	5,773	6,085
Total Debt - Homebuilding Operations	$244,484	$205,573

Note payable bank - financial services operations	26,024	24,292
Total Debt	$270,508	$229,865

Accounts payable	32,242	45,948
Other liabilities	54,210	65,952
Total Liabilities	$356,960	$341,765

Shareholders' Equity	288,782	319,226
Total Liabilities and Shareholders' Equity	$645,742	$660,991

Book value per common share	$10.09	$11.84
Net debt/net capital ratio(3)	33%	23%

(1)	2011 and 2010 amounts include $46.7 million and $31.1million of restricted cash and cash held in escrow, respectively.

(2)	2011 and 2010 amounts include gross deferred tax assets of $134.4 million and $120.1 million, respectively, net of valuation allowances of $134.4 million and $120.1 million, respectively.

(3)	Net debt/net capital ratio is calculated as total debt minus total cash and cash equivalents, divided by the sum of total debt minus total cash and cash equivalents plus shareholders' equity.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data
(Dollars in thousands)

	Three Months Ended
	March 31,
	2011	2010
Homebuilding revenue:
Housing revenue	$106,520	$115,596
Land revenue	850	86
Total homebuilding revenue	$107,370	$115,682

Financial services revenue	3,200	3,707
Total revenue	$110,570	$119,389

Gross margin	$7,125	$16,965
Adjusted operating gross margin(1)	$17,996	$20,681
Adjusted operating gross margin %(1)	16.3%	17.3%

Adjusted pre-tax loss from operations(1)	$(5,837)	$(4,871)

Adjusted EBITDA(1)	$2,692	$1,345

Cash flow (used in) provided by operating activities	$2,627	$(4,635)
Adjusted cash flow provided by operating activities(1)	$28,619	$26,170
Cash provided by (used in) investing activities	$994	$(2,757)
Cash (used in) provided by financing activities	$(4,468)	$48

Financial services pre-tax income	$1,352	$1,733

Deferred tax asset valuation allowance	$6,558	$3,035

Impairment and Abandonments by Region
(Dollars in thousands)

	Three Months Ended
	March 31,
	2011	2010
Midwest	$5,012	$1
Southern	5,859	1,735
Mid-Atlantic	—	1,380
Total	$10,871	$3,116

Abandonments by Region:
Midwest	$21	$10
Southern	8	1
Mid-Atlantic	229	64
Total	$258	$75

(1)	See “Non-GAAP Financial Results / Reconciliations” table below.

M/I Homes, Inc. and Subsidiaries
Non-GAAP Financial Results / Reconciliations
(Dollars in thousands)

	Three Months Ended
	March 31,
	2011	2010
Gross margin	$7,125	$16,965
Add: Impairments	10,871	3,116
Imported drywall charges	—	600
Adjusted operating gross margin	$17,996	$20,681

Loss before income taxes	$(16,966)	$(8,662)
Add: Impairments and abandonments	11,129	3,191
Imported drywall charges	—	600
Adjusted pre-tax loss from operations	$(5,837)	$(4,871)

Net loss	$(17,039)	$(8,335)
Add (subtract):
Income taxes	73	(327)
Interest expense net of interest income	3,807	1,928
Interest amortized to cost of sales	2,338	2,231
Depreciation and amortization	1,901	1,962
Non-cash charges	11,612	3,886
Adjusted EBITDA	$2,692	$1,345

Cash flow provided by (used in) operating activities	$2,627	$(4,635)
Add: Land/lot purchases	19,277	25,282
Land development spending	7,565	5,609
Less: Land/lot sale proceeds	850	86
Adjusted cash flows provided by operating activities	$28,619	$26,170

Adjusted operating gross margin, adjusted operating gross margins %, adjusted pre-tax loss from operations, adjusted EBITDA and adjusted cash flows provided by operating activities are non-GAAP financial measures. Management finds these measures to be useful in evaluating the Company's performance because they disclose the financial results generated from homes the Company actually delivered during the period, as the asset impairments and certain other write-offs relate, in part, to inventory that was not delivered during the period. They also assist the Company's management in making strategic decisions regarding the Company's future operations. The Company believes investors will also find these measures to be important and useful because they disclose financial  measures that can be compared to a prior period without regard to the variability of asset impairments and certain other write-offs and unusual charges. In addition, to the extent that the Company's competitors provide similar information, disclosure of these measures helps readers of the Company's financial statements compare the Company's financial results to the results of its competitors with regard to the homes they deliver in the same period. Because these measures are not calculated in accordance with GAAP, they may not be completely comparable to similarly titled measures of the Company's competitors due to potential differences in methods of calculation and charges being excluded.  Due to the significance of the GAAP components excluded, such measures should not be considered in isolation or as an alternative to operating performance measures prescribed by GAAP.  Adjusted EBITDA is also presented in accordance with the terms of our revolving credit facility.

M/I Homes, Inc. and Subsidiaries
Selected Supplemental Financial and Operating Data

	NEW CONTRACTS			HOMES DELIVERED
	Three Months Ended			Three Months Ended
	March 31,			March 31,
			%			%
Region	2011	2010	Change	2011	2010	Change

Midwest	287	436	(34)%	214	265	(19)%

Southern	159	139	14%	79	93	(15)%

Mid-Atlantic	208	190	9%	146	121	21%

Total	654	765	(15)%	439	479	(8)%

	BACKLOG
	March 31, 2011			March 31, 2010
		Dollars	Average		Dollars	Average
Region	Units	(millions)	Sales Price	Units	(millions)	Sales Price

Midwest	409	$97	$238,000	588	$138	$235,000

Southern	167	$40	$240,000	101	$23	$224,000

Mid-Atlantic	171	$51	$298,000	247	$86	$348,000

Total	747	$188	$252,000	936	$247	$264,000

	LAND POSITION SUMMARY
	March 31, 2011			March 31, 2010
	Lots	Lots Under		Lots	Lots Under
Region	Owned	Contract	Total	Owned	Contract	Total

Midwest	4,222	1,138	5,360	4,428	1,156	5,584

Southern	1,453	291	1,744	1,612	207	1,819

Mid-Atlantic	1,959	1,024	2,983	1,266	1,116	2,382

Total	7,634	2,453	10,087	7,306	2,479	9,785